                                 EXHIBIT 99.1



                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)


                         COMBINED FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1993 AND SEPTEMBER 30, 1994,
                      TOGETHER WITH REPORT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Gilardini S.p.A.:

We have audited the combined balance sheets of the Fiat Seat Business (an operating unit of Gilardini S.p.A. as described in Note 1 to the financial statements) at December 31, 1993 and September 30, 1994, and the related combined statements of operations, changes in shareholders' investments and cash flows for the years ended December 31, 1992 and 1993 and for the nine months ended September 30, 1994. These financial statements are the responsibility of the combined entity's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Fiat Seat Business at December 31, 1993 and September 30, 1994 and the results of its operations and its cash flows for the years ended December 31, 1992 and 1993 and for the nine months ended September 30, 1994, in conformity with United States generally accepted accounting principles.

                                            ARTHUR ANDERSEN & CO. s.a.s.



Turin, Italy
November 30, 1994

                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)

                            COMBINED BALANCE SHEETS

            AS OF DECEMBER 31, 1993 AND SEPTEMBER 30, 1994, (Note 1)
                         (In millions of Italian Lire)


                                                                               Dec. 31,       Sept. 30,
                                     ASSETS                                      1993            1994
                                     ------                                   ----------      -----------
 CURRENT ASSETS:
     Cash                                                                         4,184            1,759
     Financial receivables due from related parties (Note 4)                     17,126           13,351
     Trade receivables-
        Related parties (Note 4)                                                214,529          210,874
        Other customers (net of allowances for doubtful accounts of
           Lire 2,017 and Lire 2,404 respectively)                               12,003           40,758
     Inventories (Note 5)                                                        25,367           31,320
     Other receivables and prepayments (Note 6)                                  16,559           23,643
                                                                                -------          -------
               Total current assets                                             289,768          321,705
                                                                                -------          -------




 PLANT, PROPERTY AND EQUIPMENT:
     Land and buildings                                                          27,261           35,946
     Machinery and equipment                                                     59,001           77,554
     Construction in progress and advances                                       18,310           4,606
                                                                                -------          -------
                                                                                104,572          118,106
     Less- Accumulated depreciation                                             (24,432)         (32,513)
                                                                                -------          -------
               Total plant, property and equipment, net                          80,140           85,593
                                                                                -------          -------
 OTHER ASSETS:
     Investments in affiliates (Note 7)                                           7,531            7,333
     Intangibles and deferred charges, net                                        1,465              823
                                                                                -------          -------
               Total other assets                                                 8,996            8,156
                                                                                -------          -------
               Total assets                                                     378,904          415,454
                                                                                =======          =======


                 The notes to the combined financial statements form an integral part of these balance sheets.

                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)

                            COMBINED BALANCE SHEETS

            AS OF DECEMBER 31, 1993 AND SEPTEMBER 30, 1994, (Note 1)
                         (In millions of Italian Lire)



                          LIABILITIES AND                                 Dec. 31,        Sept. 30,
                    SHAREHOLDERS' INVESTMENTS                               1993            1994
                    -------------------------                            -----------     -----------
 CURRENT LIABILITIES:
     Short-term borrowings (Note 8):
        Related parties (Note 4)                                          108,904            90,215
        Other                                                                   -                94
     Current portion of long-term debt (Note 9)                               885               913
     Trade payables-
        Related parties (Note 4)                                           77,246           110,801
        Other suppliers                                                   125,815           142,390
     Other payables and accrued expenses                                   21,809            29,737
                                                                          -------           -------
               Total current liabilities                                  334,659           374,150
                                                                          -------           -------


 LONG-TERM LIABILITIES:
     Long-term debt (Note 9)                                                3,790             3,290
     Reserve for employee termination indemnities                          30,215            27,898
     Deferred income taxes (Note 10)                                        1,833             1,756
                                                                          -------           -------
               Total long-term liabilities                                 35,838            32,944
                                                                          -------           -------
               Total liabilities                                          370,497           407,094
                                                                          -------           -------
 COMMITMENTS AND CONTINGENCIES

 SHAREHOLDERS' INVESTMENTS (Note 11):
     Capital acccounts                                                     56,122            48,880
     Retained deficit                                                     (47,483)          (39,314)
     Cumulative translation adjustment                                       (232)           (1,206)
                                                                          -------           -------
               Total shareholders' investments                              8,407             8,360
                                                                          -------           -------
               Total liabilities and shareholders' investments            378,904           415,454
                                                                          =======           =======


                 The notes to the combined financial statements form an integral part of these balance sheets.

                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)

             COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED

               DECEMBER 31, 1992 AND 1993 AND FOR THE NINE MONTHS

                       ENDED SEPTEMBER 30, 1994 (Note 1)
                         (In millions of Italian Lire)



                                                                   YEAR ENDED DEC. 31,            NINE MONTHS
                                                              -----------------------------          ENDED
                                                                 1992              1993          SEPT. 30 1994
                                                              -----------       -----------      -------------
 Net sales and revenues (Notes 4 and 12)                       655,371           571,761            524,075

 Cost of sales                                                (620,614)         (571,446)          (513,043)

 Selling, administrative and other expenses                    (29,904)          (35,388)           (36,773)
                                                              --------           -------            -------
         Operating income (loss)                                 4,853           (35,073)           (25,741)

 Equity in losses of affiliate                                    -                 (413)               (54)
 Interest income (expense), net                                 (6,944)           (6,986)            (6,783)
 Foreign exchange gains (losses), net                             (911)             (441)            (1,067)
                                                              --------           -------            -------
         Loss before provision for income taxes                 (3,002)          (42,913)           (33,645)

 Provision for income taxes (Note 10)                               50               103                 77
                                                              --------           -------            -------
         Net loss                                               (2,952)          (42,810)           (33,568)
                                                              ========           =======            =======



              The notes to the combined financial statements form an integral part of these statements of operations.

                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)

          COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' INVESTMENTS

           FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993 AND FOR THE

                 NINE MONTHS ENDED SEPTEMBER 30, 1994 (Note 1)
                         (In millions of Italian Lire)



                                                                             Cumulative
                                              Capital         Retained       Translation
                                              Accounts         Deficit       Adjustment        Total
                                              --------       ------------    ----------      -----------
 Balances as of December 31, 1991               4,000          (3,853)                             147

   Cancellation of shares in Sepi S.p.A. to
     partially offset deficit                  (2,132)          2,132           -                  -
   Issuance of shares by Sepi S.p.A. for
     payment                                    2,132             -             -                2,132
   Issuance of shares by Sepi S.p.A. for
     acquisition of Sicam S.p.A. (Note 3)      47,300             -             -               47,300
     Net loss for the year                        -            (2,952)          -               (2,952)
                                               ------        --------       ------             -------
 Balances as of December 31, 1992              51,300          (4,673)          -               46,627

   Investment in FSB Poland (Note 1)            4,822             -             -                4,822
   Net loss for the year                          -           (42,810)          -              (42,810)
   Foreign currency translation                   -               -           (232)               (232)
                                               ------        --------       ------             -------
 Balances as of December 31, 1993              56,122         (47,483)        (232)              8,407

   Investment in FSB Poland                     1,492             -             -                1,492
   Cancellation of shares and additional
     paid-in capital in Sepi S.p.A. to
     partially offset deficit                 (41,737)         41,737           -                  -
   Issuance of additional shares by Sepi
     S.p.A. for payment                        33,003             -             -               33,003
   Net loss for the period                        -           (33,568)          -              (33,568)
   Foreign currency translation                   -               -           (974)               (974)
                                               ------        --------       ------             -------
 Balances as of September 30, 1994             48,880         (39,314)      (1,206)              8,360
                                               ======        ========       ======             =======


                 The notes to the combined financial statements
                   form an integral part of these statements.

                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)

                       COMBINED STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1992 AND 1993 AND

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 (Note 1)
                         (In millions of Italian Lire)

                                                                   YEAR ENDED DEC. 31,         NINE MONTHS
                                                               ----------------------------       ENDED
                                                                  1992             1993        SEPT. 30 1994
                                                               -----------      -----------    -------------
 CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the period                                         (2,952)        (42,810)       (33,568)
   Adjustments to reconcile net loss to net cash flow from
     operating activities-
     Depreciation and amortization                                  8,453          14,386         12,118
     Net change in working capital items                          (26,859)         39,134         19,534
     Net change in reserve for employee termination
       indemnities                                                 (1,402)          1,722         (2,317)
     Other, net                                                       374             707           (226)
                                                                  -------         -------        -------
         Net cash provided (used) by operating activities         (22,386)         13,139         (4,459)


 CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property, plant and equipment and
     other assets                                                 (19,199)        (39,953)       (17,564)
   Disposals of property, plant and equipment and
     other assets                                                   3,631           1,779            834
   Net cash acquired with Sicam S.p.A.  (Note 3)                    1,825             -              -
                                                                  -------         -------        -------
         Net cash used by investing activities                    (13,743)        (38,174)       (16,730)


 CASH FLOWS FROM FINANCING ACTIVITIES
   Capital increases                                                2,132           4,822         34,495
   (Increase) decrease in financial receivables                       165          (9,872)         3,775
   Increase (decrease) in short-term borrowings                    35,939          34,545        (18,595)
   Repayment of long-term debt                                        -            (2,994)          (550)
                                                                  -------         -------        -------
         Net cash flow provided by financing activities            38,236          26,501         19,125
                                                                  -------         -------        -------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH
                                                                      -               225           (361)
                                                                  -------         -------        -------
 NET INCREASE (DECREASE) IN CASH                                    2,107           1,691         (2,425)
                                                                  -------         -------        -------
 CASH - BEGINNING OF PERIOD                                           386           2,493          4,184
                                                                  -------         -------        -------
 CASH - END OF PERIOD                                               2,493           4,184          1,759
                                                                  =======         =======        =======

                 The notes to the combined financial statements
                   form an integral part of these statements

                               FIAT SEAT BUSINESS
                    (an operating unit of Gilardini S.p.A.)


                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION

         The Fiat Seat Business ("FSB") is an operating unit of Gilardini S.p.A. ("Gilardini", a majority-owned subsidiary of Fiat S.p.A. operating in the auto components sector) and represents the combined operations of Gilardini's Italian subsidiaries Sepi S.p.A. and Sepi Sud S.p.A., and of the Seat division of its Polish subsidiary, Gilardini Poland sp.z.oo. This combined entity is referred to as "FSB" or "the Companies" in the following notes to the financial statements, while the Polish business alone is referred to as "FSB Poland".

         These combined financial statements include the results of operating activities, transactions and assets and liabilities associated with the business of FSB in Italy and Poland. They also include Sepi S.p.A.'s 49% interest in Industrias Cousin Freres S.L., a Spanish company also operating in the Seat business, which is accounted for under the equity method of accounting.

         The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States and reflect certain adjustments and reclassifications to the financial statements prepared by the Companies for legal and tax purposes in their respective countries.

         The combined financial statements have been prepared on a historical accounting basis and do not reflect adjustments which may arise related to the transaction described in Note 15.

         The Companies' fiscal year end is December 31. Accordingly, the combined financial statements for the period ended September 30, 1994 are for a nine month interim period.


2.       SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES

         Principles of Combination

         Transactions and balances among the Companies have been eliminated in the combined financial statements, including unrealized intercompany profits and losses, where appropriate.

         Foreign Currency Translation and Transactions

         The accompanying financial statements are presented in Italian Lira.

         The balance sheet of the Polish entity and of the Spanish affiliate accounted for under the equity method are translated into Italian Lira applying the exchange rates in effect at period-end and the income statements are translated at the average exchange rates for the period. Translation gains or losses are reflected in combined shareholders' investments.

         Balances related to transactions denominated in currencies other than the local currency of the combined entities are translated at the exchange rate in effect at the end of the period and exchange rate gains or losses are included in the statements of operations.


         Revenue Recognition

         Revenue relating to the sale of products is recognized at the time that products are shipped to the customer.


         Receivables and payables

         Receivables and payables are recorded at face value. Receivables are written down to their expected realizable value by recording allowances for doubtful accounts and for customer returns and allowances when appropriate. Amounts related to retroactive adjustment of the values of sales and purchases are recorded when such adjustments are subject to reasonable estimation.


         Inventories

         Inventories are valued at the lower of cost, substantially determined using the first-in, first-out method (FIFO), or market. The cost of inventory includes direct materials, labor and indirect manufacturing costs.

         Obsolete and slow-moving or excess inventories are stated at their estimated realizable value by recording a valuation allowance when appropriate.

         Plant, property and equipment,
             depreciation and capital
             investment grants

         Plant, property and equipment are stated at purchase price or production cost.

         Depreciation is provided on a straight line basis, applying rates which are considered representative of the estimated useful lives of the related assets, as follows:

                                                                                         Years
                                                                                         -----
               Industrial buildings                                                      10 - 33
               Machinery and equipment                                                    4 - 10
               Leasehold improvements                                                 Period of lease

         Repairs and maintenance costs are charged to income in the year in which they are incurred.

         Government grants and customer payments towards capital expenditures are recognized when their collectibility is reasonably assured and are credited to income over the lives of the related assets.


         Investments in affiliates

         The investment in the affiliate Industrias Cousin Freres S.L. (Spain) is accounted for under the equity method of accounting.

         The investment in the Italian affiliate Cousin Italiana S.p.A. in liquidazione is valued under the cost method at the lower of cost and estimated net realizable value, since this is a non-operating company in liquidation.


         Income taxes

         Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes are provided for differences between the carrying value of assets and liabilities for financial reporting and tax purposes and for the future tax benefits related to tax loss carry-forwards. A valuation allowance is recorded on all deferred tax assets for which realization is questionable.

         Reserve for employee
             termination indemnities

         Italian law provides for an indemnity to be paid to all employees upon termination of employment. The related reserves reflect the amounts to be accrued according to the terms of the law and the labor contracts by FSB's Italian entities. The law requires that the provision for each period reflect both the indemnity accruing based upon the compensation for that period, and the revaluation of prior period accruals on the basis of an index which represents a significant percentage of the annual increase in the Official Italian Cost of Living Index. Provisions to the reserve in the years ended December 31, 1993 and in the nine months ended September 30, 1994 amounted to Lire 5,637 million and Lire 6,312 million, respectively; payments from the reserve in the same periods amounted to Lire 4,814 million and Lire 6,744 million, respectively.

         In the opinion of the management, the amount of the reserve as of December 31, 1993 and September 30, 1994, determined applying the methodology required by Italian law described above, was higher than that which would have been obtained applying the methodology set out in Statement of Financial Accounting Standards No. 87 "Employers' Accounting for Pensions". In these circumstances, the Emerging Issues Task Force of the Financial Accounting Standards Board has indicated that recording the Italian-basis liability is considered as being in accordance with general accepted accounting principles.


         Research and development

         Research and development costs are charged to the statement of operations in the accounting period in which they are incurred. Where applicable, research-related revenue grants provided by the Italian Government are credited to the statement of operations when their collectibility is reasonably assured. In the year ended December 31, 1993 and in the nine months ended September 30, 1994 such costs amounted to Lire 15,092 million and Lire 9,695 million, respectively.


         Accruals for plant closure
             and restructuring

         Accruals are established for the costs incurred and expected to be incurred related to plants closed and employees terminated prior to the date of preparation of the financial statements.

3.       ACQUISITION OF SICAM S.p.A.

         Effective June 1992, Sepi S.p.A. acquired a 100% interest in Sicam S.p.A., ("Sicam"), which was an Italian subsidiary of the French group Bertrand Faure S.A. and a supplier of Sepi, in exchange for the issue of 166,660 new shares in Sepi S.p.A. with a par value of Lire 10 thousand per share.

         This acquisition was accounted for as a purchase and, accordingly, the results of Sicam have been included in the accompanying financial statements since the date of acquisition. The purchase price has been determined as Lire 47,300 million, representing the fair value at that date attributed by the seller to the shares issued, and was allocated to the purchased assets as follows (in millions of Italian Lire):

                          Property, plant and equipment                                             33,580
                          Net non-cash working capital                                              20,503
                          Other assets purchased and liabilities assumed, net                       (8,608)
                                                                                                    ------
                                                                                                    45,475
                          Cash acquired                                                              1,825
                                                                                                    ------
                          Total purchase price allocation                                           47,300
                                                                                                    ======

         Assuming the acquisition had taken place effective January 1, 1992, the consolidated pro-forma results of operation of the Company would have been approximately as follows (unaudited; in millions of Italian
         Lire):

                                                                                             Year ended
                                                                                          December 31, 1992
                                                                                          -----------------
                         Net sales                                                               665,500
                         Net loss for the period                                                  (6,200)
                                                                                                 =======


4.       RELATED PARTY TRANSACTIONS

         The Companies have significant transactions with other Fiat group subsidiaries. In particular, they sell the majority of their finished products to Fiat Auto S.p.A. and subsidiaries and receive certain administrative and treasury management services from Gilardini and from other Fiat group finance companies. The following tables summarize the balances included in the consolidated financial statements as of and for the periods ended December 31, 1992 and 1993 and September 30, 1994, which result from these transactions (in millions of Italian Lire):

                                                                              Dec. 31,       Dec. 31,      Sept. 30,
                                                                               1992           1993           1994
                                                                            -----------    -----------    -----------
                                  Financial receivables
                                  ---------------------
                                      Gilardini                                  6,815         10,534           -
                                      Other                                         20          6,592         13,351
                                                                               -------        -------        -------
                                                                                 6,835         17,126         13,351
                                                                               =======        =======        =======

                                  Trade receivables
                                  -----------------
                                      Fiat Auto                                220,905        210,367        209,916
                                      Other                                      7,846          4,162            958
                                                                               -------        -------        -------
                                                                               228,751        214,529        210,874
                                                                               =======        =======        =======

                                  Financial payables
                                  ------------------
                                      Fiat Geva S.p.A.                            -            53,284         86,175
                                      Sogespar S.p.A.                           55,000         51,101           -
                                      Other                                     18,568          4,519          4,040
                                                                               -------        -------        -------
                                                                                73,568        108,904         90,215
                                                                               =======        =======        =======

                                  Trade payables
                                  --------------
                                      Savafactoring S.p.A.                      38,264         49,288         85,433
                                      Fiat Auto                                 22,159         15,904         13,115
                                      Comau S.p.A.                                -             4,955          7,475
                                      Other                                      3,345          7,099          4,778
                                                                               -------        -------        -------
                                                                                63,768         77,246        110,801
                                                                               =======        =======        =======

                                  Net sales and revenues
                                  ----------------------
                                      Fiat Auto                                571,236        514,499        472,540
                                      Others                                    43,846         18,083          1,543
                                                                               -------        -------        -------
                                                                               615,082        532,582        474,083
                                                                               =======        =======        =======

         Management believes that the related party transactions referred to above are carried on in the normal course of business and on an arms' length basis.

5.       INVENTORIES

         Inventories as of December 31, 1993 and September 30, 1994 (net of related write-down reserves of Lire 1,786 million and Lire 2,786 million, respectively) are comprised of the following (in millions of Italian Lire):

                                                                                     Dec. 31,         Sept. 30,
                                                                                       1993             1994
                                                                                     ---------        ---------
                                Materials                                              16,066            21,794
                                Work in process                                         5,483             6,845
                                Finished products                                       3,818             2,681
                                                                                       ------            ------
                                                                                       25,367            31,320
                                                                                       ======            ======


6.       OTHER RECEIVABLES AND
             PREPAYMENTS

         At December 31, 1993 and September 30, 1994, other receivables and prepayments comprised the following (in millions of Italian Lire)

                                                                                     Dec. 31,         Sep. 30,
                                                                                      1993             1994
                                                                                    ---------        ---------
                                VAT recoverable                                         1,291           16,606
                                Due from tax authorities                                3,956            3,632
                                Due from social security institutions                   5,479               55
                                Other receivables and prepayments                       5,833            3,350
                                                                                       ------           ------
                                                                                       16,559           23,643
                                                                                       ======           ======


7.       INVESTMENTS IN AFFILIATES

         Investments in affiliates at December 31, 1993 and September 30, 1994 and include the following (in millions of Italian Lire):

                                                                                     Percent         Dec. 31,     Sept. 30,
                                                                                    Ownership          1993         1994
                                                                                    ---------        --------     ---------
                         Industrias Cousin Freres S.L. (Spain)                        49.99             7,321       7,133
                         Cousin Italiana S.p.A. in liquidazione                       50.00               200         200
                         Others                                                         -                  10        -
                                                                                                        -----       -----
                                                                                                        7,531       7,333
                                                                                                        =====       =====

         Industrias Cousin Freres S.L. is a manufacturer of car seating components, controlled by the French group Bertrand Faure S.A. Condensed financial statements of this affiliate as of and for the periods ended December 31, 1993 and September 30, 1994 translated to Italian Lire on the basis described in Note 2, are as follows (in millions of Italian Lire):

                                                                                              Dec. 31,        Sept. 30,
                                                                                                 1993             1994
                                                                                               ----------       ---------
                                Balance sheets
                                --------------
                                   Property, plant and equipment and other assets                 11,833          12,809
                                   Current assets                                                 14,687          14,423
                                   Current liabilities                                            (6,556)         (7,659)
                                   Long-term liabilities                                          (6,127)         (5,956)
                                                                                                  ------          ------
                                   Shareholders' equity                                           13,837          13,617
                                                                                                  ======          ======


                                                                                                12 months        9 months
                                                                                                  ended           ended
                                                                                              Dec. 31, 1993   Sep. 30, 1994
                                                                                              -------------   --------------




                                Statements of operations
                                ------------------------
                                   Net sales and revenues                                         28,018          25,582
                                   Operating profit (loss)                                          (459)            413
                                   Interest and other income (expense), net                         (161)           (366)
                                                                                                  ------          ------
                                   Net income (loss) for the period                                 (620)             47
                                                                                                  ======          ======

8.       SHORT-TERM BORROWINGS

         Short-term borrowings consist of term loans and current accounts with finance subsidiaries of Fiat S.p.A., which operate a centralized treasury function for the Fiat Group. Interest rates on such borrowings ranged from 6.6 percent to 14.1 percent in the year ended December 31, 1993 and from 5.8 percent to 9.6 percent in the nine months ended September 30, 1994.


9.       LONG-TERM DEBT WITH
             FINANCIAL INSTITUTIONS

         Long-term debt with financial institutions at September 30, 1994 refers to the following loans (in millions of Lire):

                                  Banca Nazionale del Lavoro, 1992-1998, original amount Lire 5,520 million, repayable in half-yearly installments, interest 4.75 per cent
                                  per year                                                                       3,593

                                  Italian Ministry of Industry, 1985-2000, original amount Lire 845 million, repayable in annual installments from 1990, interest 11.28 per
                                  cent per year                                                                    610
                                                                                                                 -----
                                                                                                                 4,203
                                                                                                                 =====

         The analysis of the outstanding balance by repayment date is as follows (in millions of Lire):

                                1995                                                                               913
                                1996                                                                               961
                                1997                                                                             1,013
                                1998                                                                             1,068
                                After 1998                                                                         248
                                                                                                                 -----
                                                                                                                 4,203
                                Less- Current portion                                                             (913)
                                                                                                                 -----
                                                                                                                 3,290
                                                                                                                 =====

         The above loans are collateralized by plant, property and equipment.

10.      INCOME TAXES

         The taxable profits (losses) reported by Sepi S.p.A. and Sepi Sud S.p.A. for Italian corporate income taxes ("IRPEG", for which the standard rate is 36%) in each of the fiscal years open for inspection by the tax authorities is as follows (in millions of Italian Lire):

                                                                    Reported taxable
                                                                     income (loss)
                                                               -----------------------------       Year of expiration
                                                                                  Sepi Sud            of tax loss
                                  Tax year                     Sepi S.p.A.          S.p.A.           carry forwards
                                  --------                     -----------        ----------      --------------------
                                  1989                            2,349              -                   -
                                  1990                           (2,457)             -                    1995
                                  1991                           (2,699)            (1,627)               1996
                                  1992                           (6,534)            (6,435)               1997
                                  1993                          (39,855)           (11,592)               1998

         In addition, taxable income generated by certain of the Companies' facilities located in Southern Italy is exempt from corporate (IRPEG) and local (ILOR) income taxes for various future periods, in accordance with the applicable Italian tax regulations.

         Deferred income taxes represent temporary differences in the recognition of certain items for income tax and financial reporting purposes. The components of the net deferred income tax liability are summarized as follows (in millions of Italian Lire):

                                                                                Sept. 30, 1994       Dec. 31, 1993
                                                                                --------------       -------------
                                Deferred income tax liabilities
                                   Depreciation and basis differences                  2,190               2,267
                                   Other                                                 402                 402
                                                                                     -------             -------
                                                                                       2,592               2,669
                                                                                     -------             -------
                                Deferred income tax assets:
                                   Tax loss carryforwards                            (37,827)            (25,631)
                                   Other                                                (645)               (882)
                                                                                     -------             -------
                                                                                     (38,472)            (26,513)
                                Valuation allowance                                   37,636              25,677
                                                                                     -------             -------
                                                                                        (836)               (836)
                                                                                     -------             -------
                                Net deferred income tax liability                      1,756               1,833
                                                                                     =======             =======

11.      SHAREHOLDERS' INVESTMENTS

         CAPITAL ACCOUNTS--

         Capital accounts at September 30, 1994 include the following (in millions of Lire):

                                  Share capital of Sepi S.p.A.                                                   34,485
                                  Additional paid in capital recorded by Sepi S.p.A.                              7,721
                                  Capital invested in FSB Poland                                                  6,314
                                                                                                                 ------
                                                                                                                 48,880
                                                                                                                 ======

         The share capital of Sepi S.p.A.at September 30, 1994, consisted of 3,484,538 ordinary shares with a par value of Lire 10 thousand each, held by the following shareholders:

                                                                                             No. of shares        %
                                                                                             -------------      ------
                                Gilardini S.p.A.                                                 3,176,508       91.16
                                Bertrand Faure S.A.                                                 43,348        1.24
                                Societe Industrielle Pankert "Sip" S.A. (a subsidiary of
                                Bertrand Faure S.A.)                                               264,682        7.60
                                                                                                 ---------      ------
                                                                                                 3,484,538      100.00
                                                                                                 =========      ======


         RETAINED DEFICIT OF SEPI S.P.A. AS OF
             SEPTEMBER 30, 1994 AND SUBSEQUENT
             CAPITAL CONTRIBUTIONS --

         Because of the operating losses reported by Sepi S.p.A. in the period ending September 30, 1994, the accumulated losses at that date exceeded one third of share capital and required action under art. 2446 of the Italian Civil Code.

         On November 28, 1994, Gilardini S.p.A. paid in additional capital of Lire 9,000 million as a payment on account for the subscription of a further 900,000 shares in the common stock of Sepi S.p.A.


12.      SEGMENT INFORMATION

         The Companies manufacture and sell car-seating systems to vehicle manufacturers, represented primarily by Fiat Auto group companies (Note 4) located in Italy.

13.      CAPITAL EXPENDITURE GRANTS
             AND SUBSIDIES RECEIVABLE

         The combined entity Sepi Sud S.p.A. is engaged in the construction and start-up of new manufacturing facilities at Melfi in Southern Italy which are eligible for investment subsidies (in the form of capital expenditure and revenue grants and low interest rate loans) available under the terms of Italian law n. 64/1986 and specific agreements between the Fiat Group and the Italian government, dated November 5, 1991.

         In connection with this project, Sepi Sud has presented to the authorities an investment plan for the period 1992-1995 totalling approximately Lire 50 billion which, under existing regulations, would qualify for cash grants of approximately Lire 10 billion and low interest rate loans for approximately Lire 27 billion.

         As of September 30, 1994, the expenditures incurred under this investment plan included in construction in progress at that date, approximated Lire 23 billion, which would qualify for cash grants of approximately Lire 5 billion and low interest rate loans for approximately Lire 13 billion. However, no amounts have been recorded in these consolidated financial statements related to these items as such amounts are considered as contingent assets and will not be accounted for until the investment plan is approved by the authorities and it is reasonably assured that government funding is available for payment of the subsidies.


14.      COMMITMENTS, GUARANTEES AND
             CONTINGENT LIABILITIES

         The combined entities are involved in various commercial disputes and legal actions arising in the normal course of business; however, the outcomes of these actions are not expected to have a material effect on FSB's financial position or future results of operations.

         As of September 30, 1994, the Companies had commitments for the purchase of property, plant and equipment ordered by not yet delivered for approximately Lire 5,200 million.

         Outstanding commitments under operating leases at the same date were not material.

         The Companies have in process a survey, being carried out by independent expert consultants, to verify their past and current compliance with applicable environmental regulations and standards of enforcement. Although the results of this survey are not yet known, they are not expected to have a significant impact on the combined financial position or future results of operations of the Companies.

15.      AGREEMENT WITH LEAR SEATING
             CORPORATION

         On November 15, 1994, Gilardini entered into an agreement with Lear Seating Corporation for the sale of FSB to Lear Seating Corporation.

                         EXHIBIT F

"Subsidiary" and "Subsidiary Stock" shall mean:

1) The following entities and all share interests of the Company therein, respectively:


                                       Number of
                                        Shares
                                       Owned by           Percentage
Entity                                the Company         Ownership
- ------                                -----------         ----------

SEPI SUD S.p.A.                          520,000             100%
Industrias Cousin Freres, S. L.           63,747            49.9%

2) The following entities and all share interest of the Seller therein, respectively:


                                       Number of
                                        Shares
                                       Owned by           Percentage
Entity                                  Seller            Ownership
- ------                                -----------         ----------
SEPI Poland Sp. Z o.o.                        40             100%
Markol Otomotiv Yan Sanayi Ve         10,500,000              35%
   Ticaret Anonim Sirketi

                              EXHIBIT G

                     Purchase Price Allocation

      The 250 billion Italian Lira Purchase Price shall be allocated among the Purchased Shares as follows:

      1) The Markol Shares shall be valued at their paid-in capital value of 13.125 billion Turkish Lira;

      2) The SEPI Poland Shares shall be valued based upon the net asset value of SEPI Poland as reflected on the Poland Closing Balance Sheet, which is preliminarily estimated to be 81 billion Polish zloty; and

      3) The remainder of the Purchase Price shall be allocated to the Company Shares.